Exhibit 99.1

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER 2008

Poway, CA, May 7, 2008 – ALDILA, INC. (NASDAQ:GM:ALDA) announced today net sales of $16.7 million and net income of $458,000 ($0.09 fully diluted per share) for the three months ended March 31, 2008.  In the comparable 2007 first quarter, the Company had net sales of $20.7 million and net income of $2.7 million ($0.48 fully diluted per share).

Our golf shaft sales declined 18% in the first quarter of 2008 versus the first quarter of 2007.  The average selling price of golf shafts decreased by 13% quarter on quarter on a 6% decline in unit sales.  Composite materials sales were off 10% in the current quarter versus the 2007 quarter.  In the 2007 quarter we had $572,000 of hockey sales, a business line which we discontinued in 2007.  Our gross profit in the 2008 quarter declined by 37% of which 5% can be attributed to no longer owning 50% of a carbon fiber plant and the balance due to lower average selling prices for golf shafts and lower overall sales volumes.  Selling, general & administrative expenses were higher in the current quarter driven by front-loaded marketing programs, increases in selling expenses, legal cost of approximately $81,000 related to the establishment of the credit facility with KeyBank and professional fees of approximately $104,000 in relation to the restatement of the Company’s previously issued financial statements.  The Company’s backlog of sales orders of $9.9 million at March 31, 2008 was higher than the $9.5 million reported at March 31, 2007.

“A weakening economy and decreased industry retail sales compared to last year impacted our sales,” said Mr. Peter R. Mathewson, Chairman of the Board and CEO.  “Market participants appear to be taking a cautious approach to 2008.  While we are disappointed with our sales we did remain profitable and we believe we are well positioned for the back half of the year.  Production for new programs in which we will participate should begin during the late third quarter and should be in full swing during the fourth quarter,” Mr. Mathewson said.

 “It is still too early to gauge consumer acceptance of the new interchangeable shaft systems in the market place.  One major club company did not ship their retail units to their accounts until late in the quarter.  It will be a least another quarter until we get a good indication on how successful the early entrants have been in this new market segment,” Mr. Mathewson said.

“We have made some organizational changes to better support our two business units of golf shafts and composite materials.  Robert J. Cierzan, who has been serving as our Vice President, Finance / CFO and running our expanding Composite Materials business will now devote his full time to this critical area and will be promoted to Senior Vice President, Composite Materials.  In the last year we have continued to invest in additional capacity and have hired two key people in sales and resin development.  Mr. Cierzan now has in place an organization that can support and take advantage of the opportunities we think exist in continuing to grow sales in our Composite Materials Division.  Scott M. Bier, our Vice President, Controller, will be promoted to Vice President, Finance / CFO.  Mr. Bier has been with the Company since 1998, prior to that he worked at Deloitte.  He has worked in various roles throughout the accounting and finance department and has assisted Mr. Cierzan in his duties over the last several years as Mr. Cierzan has gradually spent more and more time growing the Composite Materials business.  Mr. Bier is well qualified to excel in his new position.  These changes will become effective after the Annual Meeting of Stockholders on May 15, 2008,” said Mr. Mathewson.

“Our Vietnam facility continues to ramp up production to meet our targets for year end.  The rising value of China’s currency versus the U.S. dollar and a new labor law that will negatively impact costs increasingly in the years ahead has made our decision to open a factory in Vietnam all the more timely.  This factory gives us options and helps to mitigate the risks of China manufacturing,” Mr. Mathewson said.

“Our Composite Materials business declined 10% quarter on quarter. This can be attributed to the timing of customer orders and a general slowdown in the economy as evidenced by lower shipment volumes to the same customer base in 2007.  This quarter represents the first negative quarterly comparison since we began focusing on the expansion in this segment of our business.  We believe this to be temporary and our investments made in terms of capacity and personnel will resume their momentum in this segment latter in the year when economic factors hopefully improve for our customer base,” said Mr. Mathewson.

“The Company ended the quarter with $7.8 million in cash and cash equivalents after paying a one-time five dollar special dividend payment to shareholders totaling $25.8 million during the quarter.  The Company placed in service a $15.0 million dollar credit facility with KeyBank during the quarter and borrowed $8.0 million against this facility to help support the dividend payment,” Mr. Mathewson said.

“Aldila has enjoyed a great start to the 2008 Tour season.  On the PGA Tour, players using Aldila shafts have won 6 events including the World Golf Championship - CA Championship and the Verizon Heritage by Aldila advisory staff member, Boo Weekley.  Players using Aldila shafts have also won 3 events on the Nationwide Tour and 6 events on the Champions Tour.  On the LPGA Tour we have won every event but 2 and Paula Creamer, an Aldila LPGA staff member, has won twice including last weeks SemGroup Championship.  We are also happy to see our entire high performance line continue to do well with players winning using our NV®, VS Proto™, DVS™, MOI Proto and soon to be released Voodoo shaft.  In fact, our new Voodoo shaft is quickly becoming one of the most popular shafts on Tour and has already been used to win 4 events since its introduction.  We are tooling up to produce this innovative new shaft concept in the fourth quarter of this year.  We also continue to be the leading hybrid shaft on the PGA, Nationwide, LPGA and Champions Tours.  Most weeks we have more than twice as many hybrid shafts in play than our nearest competitor,” Mr. Mathewson said.

Aldila will host a conference call at 5 P.M. Eastern Time, on Wednesday, May 7, 2008, with Peter R. Mathewson, Chairman and CEO and Robert J. Cierzan, Chief Financial Officer, to review Aldila’s 2008 first quarter financial results.  For telephone access to the conference call dial 800-952-4972 or 416-641-2140 for international calls and request connection to the Aldila conference call.  A live webcast of the conference call can be accessed on the Aldila website at http://www.aldila.com.  An archive of the webcast will be available through our website for 90 days following the conference call.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2007, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K, all of which can be obtained at www.sec.gov.

The forward-looking statements in this press release are particularly subject to the risks that:

•                  our NV® and VS Proto™ shaft lines and their success may not continue to attract new customer accounts;

•                  our product offerings, including the NV®, VS Proto™ and DVS™ shaft lines and product offerings outside the golf industry, will not achieve or maintain success with consumers or OEM customers;

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  the Company will not be able to acquire adequate supplies of carbon fiber at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished products.

For additional information about Aldila, Inc., please go to the Company’s website at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,801	$29,529
Accounts receivable	8,281	8,684
Inventories	13,364	13,861
Deferred tax assets	1,542	1,521
Prepaid expenses and other current assets	471	578
Total current assets	31,459	54,173

PROPERTY, PLANT AND EQUIPMENT	13,435	13,308

DEFERRED TAXES	750	750

OTHER NON-CURRENT ASSETS	256	257

TOTAL ASSETS	$45,900	$68,488

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,223	$4,758
Dividends payable	773	—
Income taxes payable	130	4,266
Accrued expenses	2,048	2,564
Short term debt	4,000	—
Other current liability	137	137
Total current liabilities	11,311	11,725

LONG-TERM LIABILITIES:
Deferred rent	169	170
Long term debt	3,833	—
Other long-term liabilities	840	827
Total liabilities	16,153	12,722

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,155,347 shares as of March 31, 2008 and 5,154,235 shares as of December 31, 2007	52	51
Additional paid-in capital	43,774	43,702
(Accumulated deficit) retained earnings	(14,079)	12,013
Total stockholders’ equity	29,747	55,766

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,900	$68,488

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three months ended
	March 31,
	2008	2007

NET SALES	$16,663	$20,662
COST OF SALES	12,104	13,472
Gross profit	4,559	7,190

SELLING, GENERAL AND ADMINISTRATIVE	4,033	3,372
Operating income	526	3,818

OTHER INCOME (EXPENSE):
Interest income	220	199
Interest expense	(39)	—
Other, net	40	43
Equity in earnings of joint venture	—	105

INCOME BEFORE INCOME TAXES	747	4,165
PROVISION FOR INCOME TAXES	289	1,470

NET INCOME	$458	$2,695

NET INCOME PER COMMON SHARE	$0.09	$0.49

NET INCOME PER COMMON SHARE, ASSUMING DILUTION	$0.09	$0.48

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,155	5,525

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,194	5,588

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Three months ended
	March 31,
	2008	2007
		AS RESTATED

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$458	$2,695
Depreciation and amortization	452	376
Stock-based compensation	55	61
Loss on disposal of fixed assets	4	9
Undistributed income of joint venture, net	—	(104)
Changes in working capital items, net	(4,193)	2,193
Net cash (used for) provided by operating activities	(3,224)	5,230

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(594)	(2,341)
Proceeds from sales of property, plant and equipment	16	—
Purchases of marketable securities	—	(9,200)
Proceeds from sales of marketable securities	—	4,800
Net cash used for investing activities	(578)	(6,741)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from credit facility	8,000	—
Payments on credit facility	(167)	—
Proceeds from issuance of common stock	18	17
Dividend payments	(25,777)	—
Net cash (used for) provided by financing activities	(17,926)	17

NET DECREASE IN CASH AND CASH EQUIVALENTS	(21,728)	(1,494)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	29,529	3,882

CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,801	$2,388